                                                                   EXHIBIT 10.21

          CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.



                        CONTENT DISTRIBUTION AGREEMENT


              THIS is an AGREEMENT dated as of April 24, 1996 (the "Effective Date"), by and between DOW JONES & COMPANY, INC., a Delaware corporation with offices at U.S Highway 1 at Ridge Road, South Brunswick, New Jersey 08852 ("Dow Jones"), and GIGA INFORMATION GROUP, INC., a Massachusetts corporation with offices at One Kendall Square, Building 1400W, Cambridge, MA 02139 ("GIGA").

              GIGA is developing, and will own and Operate, GIGAWeb, a subscription-based electronic information service intended for information technology professionals and further defined on Exhibit A ("GIGAWeb"). Dow Jones wants to grant rights to GIGA to distribute certain content provided by Dow Jones to GIGAWeb subscribers, subject to the terms and conditions set forth in this Agreement. Therefore, the parties hereby agree as follows:

         1. Certain Definitions. When used in this Agreement, the following terms shall have the following meaning:

              (a) Dow Jones Proprietary Content shall mean that content listed on Exhibit B-1

              (b) Dow Jones Non-Proprietary Content shall mean that content listed on Exhibit B-2.

              (c) Dow Jones Information shall mean, collectively, the Dow Jones Proprietary Content and the Dow Jones Non-Proprietary Content.

              (d) DJN/R shall mean Dow Jones News/Retrieval , Dow Jones' electronic business and financial information research service.

              (e) WSJIE shall mean The Wall Street Journal Interactive Edition, an electronic edition of The Wall Street Journal accessed from the World Wide Web portion of the Internet.

              (f) Dow Jones Services shall mean DJN/R, WSJIE, and any other Dow Jones information services that Dow Jones and GIGA mutually agree to make accessible to GIGAWeb Subscribers through the DJ Branded Area.

              (g) DJ Branded Area shall mean that area within the GIGAWeb service that contains browsable access to Dow Jones Proprietary Content and access to the Dow Jones Services.

              (h) GIGAWeb Subscriber shall mean both: (i) an individual who subscribes directly to GIGAWeb, is legally bound by the GIGAWeb Subscription Agreement (as defined below), and has access to any part of the Dow Jones Information or the Dow Jones Services via GIGAWeb (an "Individual GIGAWeb Subscriber"); and (ii) any legal entity that enters into a GIGAWeb Subscription Agreement or other legally binding written or online agreement with GIGA, to permit individuals directly employed by such legal entity, or for whom the legal entity otherwise takes direct legal responsibility for such individuals' actions in connection with the use of GIGAWeb and the Dow Jones Information or Dow Jones Services, to access any part of the Dow Jones Information or Dow Jones Services via GIGAWeb (a "Corporate GIGAWeb Subscriber").

              (i) GIGAWeb Subscription Agreement shall mean a written or online agreement with GIGA permitting access to GIGAWeb, which is legally binding upon and enforceable against the parties to such agreement, and is substantially in the form set forth on Exhibit C, or as amended from time to time subject to Section 6 hereof.

         2.   Receipt and Distribution of Dow Jones Information by GIGA.

              (a) Composite Feed. Dow Jones shall make available from its South Brunswick, New Jersey facility the Dow Jones Information via a terrestrial based communications line utilizing x.25 communications protocols (the "Composite Feed"). Dow Jones shall acquire, install and maintain, at GIGA's expense, all telecommunications lines, services, and equipment necessary to:
         (i) receive the Composite Feed, (ii) process, code and store the Dow Jones Information on host computers owned by GIGA and located within the United States (excluding Alaska and Hawaii) (the "GIGA Host Computers"), and (iii) distribute the Dow Jones Information to GIGAWeb Subscribers as part of the GIGAWeb service. GIGA shall acquire, install and maintain, at GIGA's expense, all software and related technology necessary to receive the Composite Feed; process, code and store the Dow Jones Information on GIGA Host Computers; and distribute the Dow Jones Information. GIGA shall inform Dow Jones of the number and location of all GIGA Host Computers. GIGA shall not receive the Composite Feed other than at locations disclosed to Dow Jones. Immediately upon receipt of the Composite Feed, GIGA shall cause its computer systems to dispose of, and shall not store, all content contained on the Composite Feed not included within the definition of Dow Jones Information, including, without limitation, all content not coded with the codes set forth on Exhibit B-1.

              (b) Distribution of Dow Jones Information. GIGA shall permit GIGAWeb Subscribers to access and receive the Dow Jones Information only as part of GIGAWeb and only by means of direct telecommunications line access to the GIGA Host Computers through and using TCP/IP connections, or connection to the GIGA Host Computer through telecommunications line and through a third party Internet access provider.

              (c) Content Specifications. GIGA shall not store the Dow Jones Proprietary Content on the GIGA Host Computers for more than thirty (30) days after receiving such Dow Jones Proprietary Content. GIGA shall not store the Dow Jones Non-Proprietary Content on the GIGA Host Computer for more than ninety (90) days after receiving such Dow Jones Non-Proprietary Content. GIGA shall use its best efforts to make the Dow Jones Information available within GIGAWeb within fifteen (15) minutes after receiving the Dow Jones Information via the Composite Feed. GIGA shall comply with the Dow Jones Content Specifications, as amended from time to time by Dow Jones (the "Content Specifications"). GIGA acknowledges receiving the current version of the Content Specifications, Revision 4.1 of the Dow Jones News Retrieval Service Broadcast Composite Feed Specification dated March 1, 1996. Dow Jones shall deliver any amendments to the Content Specifications to GIGA at least 15 business days prior to the effective date of any such amendment. In the event of an ambiguity or conflict between a term in this Agreement and a term in the Content Specifications, the term in this Agreement shall be deemed to be the term agreed upon by the parties and supersede the term in the Content Specifications in meaning and interpretation.

              (d) Metadata. Dow Jones owns certain proprietary materials used to code, organize, and permit searching and retrieval of content, referred to as "Metadata." During the Term, Dow Jones will deliver to GIGA current versions of the Metadata, which GIGA may use, subject to the terms and conditions in this Agreement, to build and create a system facilitating coding, organizing and searching ("Topic Mapping") of Dow Jones Information and third party content distributed via GIGAWeb. GIGA shall be responsible for all costs and expenses incurred in coding and organizing the Dow Jones Information and third party content using the Metadata. Dow Jones shall have the right to review and examine the Topic Mapping being used by GIGA, at Dow Jones' request and expense, but no more frequently than once each calendar quarter. Should Dow Jones exercise such right of review and examination, GIGA shall make available to Dow Jones, at no cost to Dow Jones, individuals with reasonably sufficient knowledge and understanding of the

         Topic Mapping to explain the coding, organization and search logic being used.

              (e) Dow Jones Telephone Support. At no additional charge to GIGA, Dow Jones will make available to GIGA personnel a reasonable amount of time from Dow Jones personnel to provide telephone advice and assistance concerning connectivity support, GIGA's development efforts using the Content Specification, Metadata and Dow Jones toolkit, and general questions regarding the Composite Feed and Metadata (the "Telephone Support"). Attached as
         Exhibit E is the current list of individuals to contact for Telephone Support, and Dow Jones will update Exhibit E as necessary during the Term. GIGA shall use reasonable commercial efforts to diagnose problems using its own personnel. GIGA shall comply with the "escalation" procedure set forth on Exhibit E when contacting Dow Jones for Telephone Support. When GIGA initiates a call or sends an electronic notification to Dow Jones of an alleged problem with the Composite Feed or server, which GIGA has used reasonable efforts to diagnose and has reason to believe may be the responsibility of Dow Jones, Dow Jones will respond as promptly as possible and will use commercially reasonable efforts to respond to GIGA within one hour. GIGA shall provide Dow Jones with sufficient information to enable Dow Jones to reproduce and diagnose any alleged problems. If Dow Jones determines that the alleged problem with the Composite Feed or server is not the responsibility of Dow Jones, Dow Jones may elect to bill GIGA for any out-of-pocket expenses incurred by Dow Jones, if any.

         3.   Dow Jones Branded Area and Access to WSJIE and DJN/R.

              (a) Editorial and Design Control. Dow Jones shall have sole control over the design of and editorial content contained in the DJ Branded Area, subject to Dow Jones' substantial compliance with reasonable requests from GIGA to make the on-screen appearance of the DJ Branded Area consistent with the on-screen appearance of any similar third party branded areas included within GIGAWeb.
         Dow Jones and GIGA shall collaborate on the design of the screen displays for the DJ Branded Area.

              (b) DJN/R Access Software. GIGA shall make DJN/R front-end access software available as a download from the DJ Branded Area by clicking on an icon designed and approved by Dow Jones, located within the DJ Branded Area. GIGA shall cause such download, of DJN/R front-end access software as soon as practicable after Dow Jones delivers a "golden master" version of such DJN/R front-end access software to GIGA, but in no event later than ninety days after delivery of such "golden master." If, during the Term, Dow

         Jones issues an update, enhancement, modification, new release or new version of such DJN/R access software, GIGA shall use reasonable commercial efforts to permit GIGAWeb Subscribers to download such new software as soon as practicable after Dow Jones delivers a "golden master" version of such update, enhancement, modification, new release or new version. Dow Jones will permit each GIGAWeb Subscriber who agrees to comply with the then-current applicable Subscription Agreement to download one copy of the DJN/R access software. In order to access DJN/R information, each user must have a password. Dow Jones shall assign to all GIGAWeb Subscribers who subscribe to DJN/R pursuant to this Agreement the access passwords. In order to help track the number of GIGAWeb Subscribers who are accessing DJN/R using access software downloaded from GIGAWeb, specific phone numbers for individuals calling Dow Jones for passwords using software downloaded via GIGAWeb will be used. Dow Jones shall bill all GIGAWeb Subscribers directly for all fees and expenses in connection with subscriptions to DJN/R pursuant to this Agreement. GIGA shall cooperate with Dow Jones to provide any information necessary to enable Dow Jones to bill such GIGAWeb Subscribers directly, such as billing names and addresses.

              (c) WSJIE Access Method. GIGA shall permit GIGAWeb Subscribers to access WSJIE only by means of one or more "links" from areas within GIGAWeb to WSJIE, currently located at http:// update.wsj.com. GIGA shall make WSJIE available as a separate, distinct service accessible from the DJ Branded Area by clicking on icons designed and approved by Dow Jones, to be located within the DJ Branded Area and elsewhere within GIGAWeb.

              (d) WSJIE Subscription and Software License. At no additional charge to GIGA other than the Base Monthly Fee, and at no additional charge to a GIGAWeb Subscriber, Dow Jones will permit each GIGAWeb Subscriber, who has not previously registered as a subscriber to WSJIE to register to subscribe to WSJIE, without payment of the then-current, applicable Annual Subscription Fee, provided that:

         (1) such GIGAWeb Subscriber continues to be a GIGAWeb Subscriber (i.e., once the person or entity ceases to be a GIGAWeb Subscriber, the free subscription to WSJIE ceases); (2) such GIGAWeb Subscriber accesses WSJIE through GIGAWeb as a "gateway" to WSJIE, and does not terminate his or her use of GIGAWeb and access WSJIE directly or through another third-party service; (3) such GIGAWeb Subscriber complies at all times with all generally applicable WSJIE subscription policies and procedures and the

         WSJIE Subscription Agreement; and (4) GIGA is not in breach of a term of this Agreement.

         If a GIGAWeb Subscriber wants to obtain any WSJIE Extended Services or other items not included within the then-current Annual Subscription Fee for WSJIE, Dow Jones shall bill such GIGAWeb Subscriber directly at Dow Jones' then-current domestic or international rates, as the case may be. GIGA shall cooperate with Dow Jones to provide any information necessary to enable Dow Jones to bill such GIGAWeb Subscribers directly.

              (e) Subscriber Relations. GIGA shall promptly refer all inquiries or complaints from GIGAWeb Subscribers regarding WSJIE or DJN/R to the appropriate Dow Jones customer service representatives, which shall be provided to GIGA from time to time by Dow Jones. GIGA shall not attempt to respond to any GIGAWeb Subscriber's inquiry or complaint regarding DJN/R or WSJIE.

              (f) Blocked or Altered Content. GIGA acknowledges and agrees that access to certain information within WSJIE and/or DJN/R licensed by Dow Jones from third parties is subject to the continuing consent of the owner thereof and that if at any time during the Term such consent is withdrawn, Dow Jones may be required to block distribution of such content to GIGA, or may require GIGA to block a GIGAWeb Subscriber's access to such content within WSJIE or DJN/R. GIGA shall use reasonable commercial efforts to block a GIGAWeb Subscriber's access to such content within forty-eight (48) hours after receiving notice from Dow Jones. GIGA acknowledges that GIGAWeb Subscribers located in Japan and Saudi Arabia may not subscribe to DJN/R pursuant to the terms in this Agreement.

         4.   Grant of Rights.

              During the Term, and subject to the terms and conditions in this Agreement, Dow Jones grants to GIGA a limited, nonexclusive, nontransferable worldwide right to: (a) receive the Composite Feed and store the Dow Jones Information on the GIGA Host Computers in accordance with the terms in this Agreement; (b) use the Metadata to code, organize, and permit searching and clipping of Dow Jones Information and third party content appearing within GIGAWeb; (c) distribute the Dow Jones Information to GIGAWeb Subscribers; and
         (d) make the Dow Jones Services available to GIGAWeb Subscribers. All rights not expressly granted to GIGA in this Agreement are hereby expressly reserved by Dow Jones.

         5.   Restrictions on Rights.

              (a) Nonexclusive Rights. The rights granted in this Agreement are nonexclusive, and no provision of this Agreement shall be deemed to restrict or limit Dow Jones' right to sell, deliver or otherwise provide access to the Dow Jones Information or Dow Jones Services directly or indirectly in any territory or to any customers, or to permit third parties to do the same.

              (b) No Advertising. GIGA shall not, and shall not permit any third party to, offer, sell, license or otherwise authorize or include any third party advertisements, promotions and promotional materials, or similar marketing materials, as part of, or appended to, or in conjunction with or proximity to, any Dow Jones Proprietary Content, Dow Jones Service, or the DJ Branded Area.

              (c) Blocked or Altered Dow Jones Non-Proprietary Content. GIGA acknowledges and agrees that distribution of Dow Jones Non-Proprietary Content, and access to such Dow Jones Non-Proprietary Content by GIGAWeb Subscribers via GIGAWeb, is subject to the continuing consent of the owner thereof and that if at any time during the Term such consent is withdrawn, Dow Jones may be required to block distribution of such Dow Jones Non-Proprietary Content to GIGA, or may require GIGA to block a GIGAWeb Subscriber's access to such Dow Jones Non-Proprietary Content. GIGA shall use reasonable commercial efforts to block a GIGAWeb Subscriber's access to such Dow Jones Non-Proprietary Content within forty-eight (48) hours after receiving notice from Dow Jones.

              (d) Dow Jones as Source of Content. GIGA shall not make available as part of GIGAWeb any portion of the Dow Jones Information that GIGA may obtain from a third party source, unless such portion of the Dow Jones Information: (i) was available to GIGAWeb Subscribers via GIGAWeb prior to the Effective Date; or
         (ii) is no longer included as part of the Dow Jones Information pursuant to Section 5(c).

              (e)  [intentionally deleted]

              (f) Limitations on Use. Except as specifically set forth in this Agreement, GIGA shall not use, store, reproduce, manipulate, distribute, display, perform, or otherwise make available, or permit any other party (including GIGAWeb Subscribers) to use, store, reproduce, manipulate, distribute, display, perform, or otherwise make available, any Dow Jones Information or Dow Jones Service, without the prior written consent of Dow Jones. GIGA shall not alter, amend, add or delete any content or other item or information in the DJ Branded Area, Dow Jones Services or the Dow Jones Information, without Dow Jones' prior written consent.

              (g) Limitations on Services and Means of Distribution. GIGA shall not distribute or permit access to any Dow Jones Information or Dow Jones Services other than through telecommunications lines, such as, but not limited to, through magnetic disk, optical disc or tape, CD-ROM, cable, satellite, fm sideband, radio or television broadcast, wireless digital technologies, or personal digital assistants. GIGA shall not distribute or permit access to any Dow Jones Information or Dow Jones Services through any "gateway" or any online or electronic information service other than GIGAWeb, such as, but not limited to, America Online, Global Network Navigator, Microsoft Network, Prodigy, AT&T Interchange, Europe Online, Telebase System, Inc. or CompuServe.

              (h) No Distribution to Anyone Other Than GIGAWeb Subscribers. GIGA shall not distribute or make available any Dow Jones Information or Dow Jones Service to any person or entity, other than a GIGAWeb Subscriber who is legally bound by the terms of the GIGAWeb Subscription Agreement and the DJ Terms and Conditions (as defined below). Notwithstanding the foregoing sentence, during the Term, GIGA may permit up to seventy-five (75) individuals employed by GIGA to access the Dow Jones Information via GIGAWeb, solely for the purposes of performing GIGA's obligations pursuant to this Agreement and to promote licensing of GIGAWeb, without payment of any additional Base Monthly Fee (as defined below) for the 75 individuals, provided such individuals agree to comply with the restrictions on redistribution of Dow Jones Information and other applicable terms and conditions in the GIGAWeb Subscription Agreement and DJ Terms and Conditions as if such individuals were GIGAWeb Subscribers.

              (i) Subcontracting. Without Dow Jones' prior written consent, GIGA shall not transfer, assign, or contract for a third party to perform, any of GIGA's rights or obligations pursuant to this Agreement. Dow Jones shall have the right to refuse its consent to any such transfer, assignment or contract with a third party until such transferee, assignee or third party agrees in writing to comply with all of the applicable terms and conditions in this Agreement in relation to such right or obligation.

         6. Dow Jones Terms and Conditions. Notwithstanding anything in this Agreement to the contrary, GIGA shall cause each GIGAWeb Subscriber to be legally bound by the Dow Jones Terms and

          CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.


         Conditions, a current copy of which is attached hereto as Exhibit D (the "DJ Terms and Conditions"), and shall cause each individual accessing any Dow Jones Information via GIGAWeb to be legally bound by the DJ Terms and Conditions through, at a minimum, an online agreement containing such DJ Terms and Conditions. Prior to amending or revising the GIGAWeb Subscription Agreement, GIGA shall deliver a copy of the proposed changes to Dow Jones. Dow Jones shall have the right to revise the DJ Terms and Conditions at any time in its sole discretion, and GIGA shall display or reprint, as the case may be, such revised DJ Terms and Conditions, so that each existing and new GIGAWeb Subscriber, and each existing and new individual accessing any Dow Jones Information via GIGAWeb, will be legally bound thereto. In the event of any conflict between the GIGAWeb Subscription Agreement and the DJ Terms and Conditions, the term in the DJ Terms and Conditions shall control in meaning and interpretation.

         7.   Proprietary Rights.

              (a) Ownership; Copyright and Proprietary Rights Notices. GIGA acknowledges and agrees that all ownership and proprietary rights (including, without limitation, copyright) to the Dow Jones Information and Dow Jones Services are and shall remain the property of Dow Jones or its licensors. GIGA shall give notice to GIGAWeb Subscribers of Dow Jones' or its licensors' ownership of the copyrights to the Dow Jones Information and Dow Jones Services, in the form in which such copyright or other proprietary rights notice is sent to GIGA with such Dow Jones Information and Dow Jones Services, and GIGA shall not remove or alter or fail to deliver or display any such copyright or other proprietary rights notice appearing in the Dow Jones Information or Dow Jones Services.

              (b) Infringement. GIGA shall promptly advise Dow Jones of any possible infringement of which GIGA becomes aware of any of Dow Jones' trademarks, copyrights, trade secrets or other proprietary rights related to the Dow Jones Information or Dow Jones Services, or any use of the Dow Jones Information or Dow Jones Services in violation of this Agreement, the GIGA Subscription Agreement or the DJ Terms and Conditions.

         8.   Fees.

              (a) Calculation of Base Monthly Fee. GIGA shall pay Dow Jones a monthly fee (the "Base Monthly Fee") equal to the greater of: (i) the ********************************** (as defined below);

          CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.


         and (ii) ******************************************** for each
         Individual GIGAWeb Subscriber and for each individual who elects to access any Dow Jones Proprietary Content pursuant to a GIGAWeb Subscription Agreement with a Corporate GIGAWeb Subscriber.

              (b)  Definition of [*****] shall be as follows:

         (1)  During Calendar year 1996:

                   Calendar Month           Dollar Amount per Month
                   --------------           -----------------------

              Months One and Two                      *******
              Month Three                             *******
              Month Four                              *******
              Month Five and Each Additional
                Month in 1996                         *******

         Month One shall be defined as the earlier of: (i) the calendar month in which the Dow Jones Information is first available for access on GIGAWeb, or (ii) July, 1996. For example, no matter when the Dow Jones Information is first available on GIGAWeb, GIGA's obligation to pay the [*****] for Month One, 1996, shall accrue no later than July, 1996.

         (2)  During Calendar year 1997: ******* per month.

              (c) DJN/R Fee. During the Term, Dow Jones shall pay GIGA a fee (the "DJN/R Fee") equal to ***************** of DJN/R Net Revenues received by Dow Jones from GIGAWeb Subscribers who subscribe to DJN/R as a result of downloading DJN/R access software from GIGAWeb and subscribe to DJN/R using a password obtained by calling the GIGA-specific telephone numbers, provided that: (1) such GIGAWeb Subscriber continues to be a GIGAWeb Subscriber (i.e. once the person or entity ceases to be a GIGAWeb Subscriber, the DJN/R Fee ceases); (2) such GIGAWeb Subscriber is not an existing DJN/R subscriber accessing DJN/R either directly or through another third party or third party service; (3) such GIGAWeb Subscriber is not located in Japan or Saudi Arabia; and
         (4) GIGA is not in breach of a term in this Agreement. "DJN/R Net Revenues" shall mean all amounts billed by Dow Jones to such subscriber, except for: (i) an amount reasonably accrued for anticipated bad debt, amounts credited for refunds, and other billing adjustments made by Dow Jones in the ordinary course of business; (ii) sales and other taxes or duties billed, if any; and
         (iii) any amounts billed to the subscriber as "Special Fees,"

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
                EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.


         initial subscription fees, annual subscription fees, connect-time charges, or similar charges other than "standard component prices" and "information unit" prices for content.

              (d) Timing of Payments. Within thirty (30) days after the end of each calendar month during the Term, GIGA shall pay Dow Jones:
         (i) the [*****]; and (ii) any other amounts incurred and outstanding which GIGA owes Dow Jones pursuant to this Agreement. On or before each January 31st, GIGA shall pay Dow Jones any amount by which the Base Monthly Fee for the previous twelve calendar months exceeded the Guaranteed Minimum Monthly Payments received by Dow Jones for the previous twelve calendar months. Within thirty (30) days after the end of each calendar month during the Term, Dow Jones shall pay GIGA the DJN/R Fee for such calendar month. There shall be no right of setoff pursuant to this Agreement.

              (e) Subscriber Fees. GIGA shall be solely responsible for billing and collecting the fees and charges to be imposed on GIGAWeb Subscribers for access to GIGAWeb or the Dow Jones Information. Dow Jones shall be solely responsible for billing and collecting the fees and charges to be imposed on GIGAWeb Subscribers who subscribe to DJN/R pursuant to this Agreement, or who subscribe to WSJIE pursuant to this Agreement and incur additional charges. In addition, each party shall bill and collect from GIGAWeb Subscribers the respective applicable sales, use or other taxes for the services for which such party is responsible for billing, and shall remit to the appropriate government agency the taxes collected.

              (f) Taxes. GIGA shall pay, and shall hold Dow Jones harmless from, all taxes arising out of or in connection with or related to the amounts received by GIGA from GIGAWeb Subscribers or the rights granted to GIGA in this Agreement, and applicable income taxes in connection with GIGA's receipt of the DJN/R Fee, but excluding applicable income taxes imposed on Dow Jones in connection with Dow Jones' receipt of Base Monthly Fees. Dow Jones shall pay, and shall hold GIGA harmless from, all taxes arising out of or in connection with or related to the amounts received by Dow Jones from GIGAWeb Subscribers or the rights granted to Dow Jones in this Agreement, and applicable income taxes imposed on Dow Jones in connection with Dow Jones' receipt of Base Monthly Fees, but excluding applicable income taxes imposed on GIGA in connection with GIGA's receipt of the DJN/R Fee.

              (g) Reports. With each monthly payment it makes to Dow Jones, GIGA shall deliver to Dow Jones a report listing the current number of GIGAWeb Subscribers, country of the principal place of business or residence of each individual accessing or receiving GIGAWeb, and such other information agreed upon by GIGA and Dow Jones to enable Dow Jones to determine the accuracy of payments being made by GIGA and amounts Dow Jones owes, if any, to licensors. With each monthly payment it makes to GIGA, Dow Jones shall deliver to GIGA a report identifying the names of those individuals subscribing to DJN/R for whom Dow Jones believes GIGA is entitled to the DJN/R Fee, and information sufficient for GIGA to determine the accuracy of payment being made to GIGA. Within fifteen (15) days after receiving such report, GIGA shall return a copy of such report to Dow Jones, indicating which individuals subscribing to DJN/R are no longer GIGAWeb Subscribers and, therefore, for whom GIGA is no longer entitled to the DJN/R Fee for such DJN/R subscriber. If Dow Jones does not receive this report from GIGA within 15 days after delivering such report, Dow Jones may delay payment of additional DJN/R Fees to GIGA until Dow Jones receives such report. Any breach of this Section shall be deemed to be a material breach of this Agreement.

              (h) Records. Each party shall maintain complete and accurate books and records, in accordance with generally accepted accounting practices, of all matters in connection with its obligations hereunder ("Records"). Upon at least 30 days' prior written notice to the other party, each party shall have the right itself or through its authorized representatives to inspect the Records during normal business hours, no more than once per year. All information gained by a party from such inspection will be kept in strict confidence and will be used solely for the purpose of verifying compliance with the terms hereof. In the event a discrepancy is found between payments made and payments owed, which exceeds five percent (5%), the other party shall promptly pay all additional amounts due and reimburse such party for its reasonable costs and expenses incurred in conducting such review of the Records.

         9.   Disclaimer of Warranties; Indemnification.

              (a)  Disclaimer.  DOW JONES PROVIDES THE DOW JONES
         INFORMATION AND DOW JONES SERVICES "AS IS." DOW JONES DOES NOT WARRANT THE ACCURACY, TIMELINESS, COMPLETENESS, ADEQUACY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE DOW JONES INFORMATION OR DOW JONES SERVICES, AND DOW JONES SHALL NOT

         BE LIABLE TO GIGA OR TO ANY THIRD PARTY IN RESPECT OF ANY ACTUAL OR ALLEGED INACCURACY, UNTIMELINESS, INADEQUACY, UNMERCHANTABILITY OR UNFITNESS. DOW JONES HEREBY DISCLAIMS ALL EXPRESS OR IMPLIED WARRANTIES REGARDING ANY OF THE DOW JONES INFORMATION AND DOW JONES SERVICES, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. GIGA SHALL NOT MAKE ANY STATEMENT RESPECTING THE DOW JONES INFORMATION OR DOW JONES SERVICES THAT IS CONTRADICTORY OR INCONSISTENT WITH THE FOREGOING STATEMENT OR WITH THE DJ TERMS & CONDITIONS.

              (b) Indemnification By Dow Jones. Dow Jones shall indemnify and hold harmless GIGA against all liabilities, costs and expenses (including reasonable attorneys' fees) incurred by GIGA that arise out of any claim asserted by an unaffiliated third party that involves, relates to or concerns (i) any Dow Jones Information or Dow Jones Service furnished to GIGAWeb Subscribers pursuant to this Agreement (other than claims for which Dow Jones may seek indemnification from GIGA under Section 9(c)); or (ii) any claim alleging that the Dow Jones Information or Dow Jones Service infringes any patent, trade secret, copyright or other intellectual property rights of any third party; provided that GIGA, upon receipt of a notice of a claim that could result in Dow Jones indemnifying GIGA pursuant to this subsection, gives prompt written notice to Dow Jones of the existence of such claim and permits Dow Jones, if it so requests, either to conduct the defense of such claim or to participate with GIGA in the defense thereof and in any settlement negotiations relating thereto; provided, however, that Dow Jones shall not be required to pay any settlement amount that it has not approved in advance.

              (c) Indemnification by GIGA. GIGA shall indemnify and hold harmless Dow Jones against all liabilities, costs and expenses (including reasonable attorneys' fees) incurred by Dow Jones that arise out of any claim asserted by a third party (including, without limitation, a GIGAWeb Subscriber or licensor of Dow Jones Non-Proprietary Content) that involves, relates to or concerns (i) any distribution or delivery of the Dow Jones Information or Dow Jones Service in violation of this Agreement; (ii) any use by GIGA of any Dow Jones Information or Dow Jones Service in violation of this Agreement; or (iii) any claim alleging that GIGAWeb infringes any patent, trade secret, copyright or other intellectual property right of any third party; provided that Dow Jones, upon receipt of notice of a claim that could result in GIGA indemnifying Dow Jones pursuant to this subsection, gives prompt written notice to GIGA of the existence of such claim and permits GIGA, if it so requests, either to conduct the defense of such claim or to participate with Dow Jones in the defense thereof and in any settlement negotiations relating thereto; provided, however, that GIGA shall not be required to pay any settlement amount that it has not approved in advance.

         10. Confidential Information. GIGA and Dow Jones understand and agree that in the performance of this Agreement each party may have access to private or confidential information of the other party, including, but not limited to, trade secrets, marketing and business plans, and proprietary software, which is designated as confidential by the disclosing party in writing, whether by letter or by the use of a proprietary stamp or legend, prior to or at the time it is disclosed to the other party ("Confidential Information"). Both parties agree that the terms of this Agreement shall be deemed Confidential Information owned by the other party hereto. GIGA agrees that the Metadata shall be deemed Confidential Information owned by Dow Jones. In addition, information that is orally disclosed to the other party may constitute Confidential Information if within 10 days after such disclosure the disclosing party delivers to the receiving party a written document describing such Confidential Information and referencing the place and date of such oral disclosure and the names of the employees of the party to whom such disclosure was made. Each party agrees that: (i) all Confidential Information shall remain the exclusive property of the owner; (ii) it shall maintain, and shall use prudent methods to cause its employees and agents to maintain, the confidentiality and secrecy of the Confidential Information; (iii) it shall not, and shall use prudent methods to ensure that its employees and agents do not, copy, publish, disclose to others or use (other than pursuant to the terms hereof) the Confidential Information; and (iv) it shall return or destroy all copies of Confidential Information upon request of the other party. Notwithstanding the foregoing, Confidential Information shall not include any information to the extent it (i) is or becomes a part of the public domain through no act or omission on the part of the receiving party, (ii) is disclosed to third parties by the disclosing party without restriction on such third parties, (iii) is in the receiving party's possession, without actual or constructive knowledge of an obligation of confidentiality with respect thereto, at or prior to the time of disclosure under this Agreement, (iv) is disclosed to the receiving party by a third party having no obligation of confidentiality with respect thereto, (v) is independently developed by the receiving party without reference to the disclosing party's Confidential Information or (vi) is released from confidential treatment by written consent of the disclosing party.

         11.  Term and Termination.

              (a) Term. The initial term of this Agreement (the "Initial Term") shall commence on the Effective Date and shall expire on December 31, 1997, unless terminated earlier pursuant to the terms set forth below. This Agreement shall automatically be extended for additional one-year periods upon the terms of Agreement then in effect at the end of the then-current term (each, a "Renewal Term") unless either party sends written notice to the other of its election not to renew at least ninety (90) days prior to the end of the Initial Term or the then-current Renewal Term, as the case may be. The "Term" of this Agreement shall mean the Initial Term and all Renewal Terms.

              (b) Default. If either party shall default in the performance of or compliance with any provision contained in this Agreement and such default shall not have been cured within 30 days after written notice thereof shall have been given to the appropriate party, the party giving such notice may then give further written notice to such other party terminating this Agreement, in which event this Agreement and all rights granted hereunder shall terminate on the date specified in such further notice.

              (c) Insolvency. In the event that either party hereto shall be adjudged insolvent or bankrupt, or upon the institution of any proceedings by it seeking relief, reorganization or arrangement under any laws relating to insolvency, or if an involuntary petition in bankruptcy is filed against such party and said petition is not discharged within 60 days after such filing, or upon any assignment for the benefit of its creditors, or upon the appointment of a receiver, liquidator or trustee of any of its assets, or upon the liquidation, dissolution or winding up of its business (an "Event of Bankruptcy"), then the party affected by any such Event of Bankruptcy shall immediately give notice thereof to the other party, and the other party at its option may terminate this Agreement and the rights granted hereunder, upon written notice.

              (d) Change of Control. If there occurs during the Term any change in the effective ownership or voting control of GIGA or any merger into or acquisition by any third party of GIGA, or the sale or transfer of GIGAWeb or all or substantially all of the assets comprising GIGAWeb to any third party (a "Control Event"), GIGA shall notify Dow Jones in writing of such Control Event within ten
         (10) days after its effectiveness, and

Dow Jones shall have the right, within thirty (30) days after receipt of such written notice of such Control Event, to terminate this Agreement upon at least sixty (60) days notice to GIGA. GIGA may notify Dow Jones in writing of any proposed Control Event prior to its proposed effectiveness, and Dow Jones shall within thirty (30) days after receipt of such notice, notify GIGA in writing whether Dow Jones would exercise its right to terminate this Agreement if such proposed Control Event were consummated. Dow Jones shall treat any information regarding any proposed Control Event as Confidential Information.

     (e) Effect of Termination. Upon the expiration or termination of this Agreement for any reason, GIGA shall immediately inhibit all access to the Dow Jones Information and Dow Jones Services through GIGAWeb and each party, at its expense, shall promptly return to the other all copies of the other party's Confidential Information. Immediately upon the expiration or termination of this Agreement for any reason, GIGA shall cease advertising and promoting the availability of the Dow Jones Information and Dow Jones Services via GIGAWeb and shall remove and discontinue all uses of Dow Jones' trade names or trademarks. Upon the expiration or termination of this Agreement for any reason, GIGA may continue to use the Metadata for up to thirty (30) days to code, organize, and permit the searching and retrieval of third party content available through GIGAWeb, while Dow Jones and GIGA negotiate an agreement for the use of the Metadata after the termination of this Agreement. If GIGA and Dow Jones are unable to reach agreement within such thirty day period, GIGA shall immediately cease all use of the Metadata (and any modifications or derivatives of the Metadata).

     (f) Survival of Certain Provisions. Notwithstanding the termination or expiration of this Agreement, the rights and obligations in Sections 7, 8(e), 8(f), 8(g), 8(h), 9, 10 and 11 shall survive.

12.  Miscellaneous.

     (a) Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered in person, or sent by certified mail, return receipt requested, overnight courier service, or by facsimile to the address or facsimile number of the party set forth below, or to such other addresses or numbers as may be stipulated in writing by the parties pursuant hereto. Each notice shall be deemed delivered and received on the date on which it is officially recorded as delivered by return receipt or equivalent, or by facsimile confirmation date:

     If to Dow Jones:    Dow Jones & Company. Inc.
                         U.S. Highway One at Ridge Road
                         South Brunswick, New Jersey 08852
                         Attn.: Executive Director, Content and Distribution
                         FAX: 609-520-4072

     with a copy to:     Dow Jones & Company, Inc.
                         U.S. Highway One at Ridge Road
                         South Brunswick, New Jersey 08852
                         Attn.: Legal Department
                         FAX: 609-520-4021

     If to GIGA:         Giga Information Group, Inc.
                         One Kendall Square, Building 1400W
                         Cambridge, Massachusetts 02139
                         Attn: President


     (c) Promotional Materials. Neither party shall make, publish or distribute any public announcements, press releases, advertising, marketing or promotional materials ("Materials") regarding the execution of this Agreement or GIGAWeb or the Dow Jones Information or Dow Jones Services, that use the other party's trade names, trademarks, service marks, or logos, without the prior written consent of the other party, which consent shall not be unreasonably withheld. If within ten (10) days after delivery of samples of such Material, the receiving party has not notified the sending party of its disapproval, such Material shall be deemed approved.

     (d) Amendment, Assignment. This Agreement may not be amended except by written instrument executed by an authorized representative of GIGA and Dow Jones. Neither party may assign this Agreement, or sublicense, assign or delegate any right or duty hereunder, by operation of law or otherwise, without the prior written consent of the other, and any such purported assignment, delegation or transfer without such prior written consent shall be void. This Agreement shall be binding upon and shall inure to the benefit of the undersigned parties and their respective successors and permitted assigns.

     (e) Customer Service. GIGA shall be responsible for providing all customer service to GIGAWeb Subscribers regarding GIGAWeb (excluding the Dow Jones Services).

     (f) Force Majeure. The time period within which a party to this Agreement is required to perform any obligation shall be delayed by an amount of time equal to the delay caused by any event, condition or occurrence beyond the reasonable control of such party, provided the delayed party provides prompt written notice of such delay to the other party hereto, and makes reasonable commercial efforts to end the cause of such delay.

     (g) Waiver. All waivers of a term or breach of a term hereunder must be in writing and signed by the party against whom such waiver is asserted. Failure or delay by either party to enforce compliance with any term of this Agreement or pursue any breach hereof shall not constitute a waiver of the term itself, any other term of this Agreement, or such breach. A written waiver of a breach under this Agreement shall not be a waiver of any other or subsequent breach.

     (h) Separability. If any provision of this Agreement or the application thereof to any person or circumstances shall to any extent be held to be invalid or unenforceable, the remainder of the Agreement, or the application of such provisions to persons or circumstances as to which it is not held to be invalid or unenforceable, shall not be affected thereby, and each provision shall be valid and be enforced to the fullest extent permitted by law.

     (i) Relationship of the Parties. This Agreement does not and shall not be deemed to constitute a partnership or joint venture between the parties and neither party nor any of their respective directors, officers, employees or agents shall, by virtue of the performance of their obligations under this Agreement, be deemed to be an agent or employee of the other.

     (j) Specific Performance. The parties hereby agree that the terms set forth in Sections 5(b), 5(e), 5(f) and 5(g) of this Agreement are material terms of this Agreement, and that, should GIGA breach any obligations set forth in
Section 5(b), 5(e), 5(f) or 5(g) of this Agreement, Dow Jones shall be entitled to obtain the remedy of specific performance of such obligation, in addition to and not in lieu of all other rights and remedies available to Dow Jones pursuant to this Agreement or at law or in equity.

     (k) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States, applicable to contracts wholly made and wholly performed in the State of New York, and without regard to the principles of conflicts of law under New York law.

     (l) Entire Agreement. All Exhibits shall be deemed part of this Agreement as if set forth in full in the body of this Agreement. This Agreement contains the final and entire agreement of the parties on the subject matter herein and supersedes all previous verbal and written statements, negotiations, and agreements on the subject matter herein.




IN WITNESS WHEREOF, parties have executed this Agreement, through their respective authorized representatives, as of the Effective Date.

GIGA                                   DOW JONES
GIGA INTERNATIONAL GROUP, INC.         DOW JONES & COMPANY, INC.



/s/Ken Marshall                        /s/Jessica Perry
- ----------------------------           ----------------------------
By: Ken Marshall                       By:  Jessica Perry
Title: President                       Title: Assistant Director
Date:  May 21, 1996                    Date:  April 24, 1996

                                   EXHIBIT A

                    DETAILED DESCRIPTION OF GIGAWeb SERVICE


GigaWeb is Giga Information Group's web-based product portfolio for information technology (IT) professionals. GigaWeb is both a distribution mechanism and a product. The product is built around content provided to Giga by its internal resources of analysts, as well as incremental third party content. The distribution mechanism is the Internet itself, which Giga Information Group is relying on for access to its on-line content.

Giga Information Group's target market is varied. It includes: IT Managers within Global 1000 type companies, Product and Executive Management within the IT vendor community, Wall Street and market analysts as well as large consulting firms. It is Giga's intent to reach broad and deep within the user and vendor communities.

The content for GigaWeb is meant to serve its broad and diverse market. GigaWeb will include original Giga content in the form of Planning Assumptions and Catalyst, Questions Answers (CQA's). CQA's are the genesis of original research from Giga. CQA's often spawn the Planning Assumptions which are the major body of original research performed by Giga Information Group Analysts.

In addition to CQA's and Planning Assumptions, the service includes the ability for GigaWeb members to participate in Forums. GigaWeb members can communicate with other GigaWeb members as well as Giga's research body within a forum environment. To enhance the usability of the service, GigaWeb users can submit inquiries to the Knowledge Center. The Knowledge Center is the central repository for all inquiries within Giga. The web application contains a tracking system whereas users can track the status of their inquires to the Knowledge Center.

To provide users with maximum information and exposure, Giga offers the services of industry experts. ExperNet, a division of Giga Information Group, provides access to industry experts through GigaWeb. These experts are typically practitioners, rather than analysts. GigaWeb members can speak to an expert, or contract consulting services of an expert through GigaWeb.

Finally, Giga offers its members the ability to attend conferences, and participate in Gigatels and Expertels. Conferences are typically industry events that Giga members and non-members may participate in. Gigatels and Expertels are multi-client, audio tele-conferences, broadcasted by Giga analysts and experts about a particular topic. The topics for Gigatels and Expertels, are typically driven by a CQA or Planning Assumption.

Giga has a direct sales force and a telesales group that sells its services to its constituents. Typically, Giga receives an annual subscription fee for the services it provides. ExperNet services may or may not be included with a Giga subscription. ExperNet services can be sold separately or in conjunction with Giga subscriptions.

                                     EXHIBIT B-1
                            DOW JONES PROPRIETARY CONTENT


         1. Dow Jones Online News ("DJON"), a proprietary news service containing approximately 400 to 500 news stories each business day, covering corporate America, Washington, Wall Street and foreign markets, technology, Asian business news, and European business news, containing the DJON category codes set forth on the following pages.

         2. Stories appearing in the print version of The Wall Street Journal classified by Dow Jones as within the information technology industry segments and containing the codes set forth on the following pages (the "WSJ Information Technology
         Information").

         Dow Jones reserves the right during the Term to add to, delete from, or change any aspect of the Dow Jones Proprietary Content or its coding, with at least ten (10) days prior written notice to GIGA, provided, however, that following any such change, the volume and overall content of the Dow Jones Proprietary Content will remain comparable in breadth and depth of coverage, and the categories of coding will be replaced with similar categories of coding.

                                Dow Jones Online News
                                       Giganet



         The following is a list of all authorized DJON category codes. These codes will be found in the "Category Code List" part of the composite feed format data (see Broadcast Composite Feed
                                         ------------------------
         Specification, page 3-25) in the Product/Service Code area.  In
         -------------
         addition to these codes, there will be Company codes that can be searched. The Company Code values are the same as the company's ticker symbol (another list will be supplied on disk with all of their values).

         DJON Code               DJON Category/Content     Update Frequency
         ---------               ---------------------     ----------------

                                 TOP BUSINESS NEWS
         P/DFP          Top Business Headlines           Throughout the day
         P/DHL          Headline Only                             "
         P/DBZ          Business Financial Summary                "

                                     INDUSTRIES

         P/DAI          Airlines                         Throughout the day
         P/DAU          Autos                                     "
         P/DBK          Banking                                   "
         P/DCH          Chemicals                                 "
         P/DCO          Computer Hardware                         "
         P/DCS          Computer Software                         "
         P/DCN          Construction                              "
         P/DCP          Consumer Products                         "
         P/DDE          Defense & Aerospace                       "
         P/DEL          Electrical Parts & Systems                "
         P/DES          Environmental Services                    "
         P/DFT          Food & Tobacco                            "
         P/DHC          Health Care                               "
         P/DIG          Industrial Goods & Services               "
         P/DIR          Insurance                                 "
         P/DIS          Investment Services                       "
         P/DLE          Leisure                                   "
         P/DME          Media                                     "
         P/DGA          Oil & Gas                                 "
         P/DPH          Pharmaceuticals                           "
         P/DRL          Real Estate                               "
         P/DRE          Retailing                                 "
         P/DSE          Semiconductors                            "
         P/DTE          Telecommunications                        "
         P/DTR          Transportation                            "
         P/DUT          Utilities                                 "

                                       Economy

         P/DEC          General Economic Stories                  "
         P/DWV          Washington News and Views                 "

                                    International

         P/DAS          Asian Update                              Daily
         P/DEU          European Update                           "
         P/DAA          Asian Focus                               Weekly
         P/DEE          European Focus                            "

                                  Best of Dow Jones

         P/DER          Careers                                   Weekly
         P/DPF          Personal Finance                          "
         P/DTH          Health                                    "
         P/DSB          Small Business                            "
         P/DAV          Travel                                    "
         P/DWF          Work & Family                             "

                                       Markets
                                    U.S. Markets

         P/DST          U.S. Financial Summary                    Hourly
         P/DSS          U.S. Stock Update                         "
         P/DDJ          Dow Jones Averages                        "
                          Dow Jones Industrial Average
                          Dow Jones Utilities Average
                          Dow Jones Transportation Average
                          Dow Jones Composite Average
         P/DMD          U.S. Stock Market Index                   Hourly
                          NYSE
                          S&P 100 & 500
                          NASDAQ Composite
                          NASDAQ Computer
                          AMEX Composite
                          AMEX Major Markets
                          Russell 2000
         P/DBM          Bonds                                     3x
         P/DDM          Dollar                                    "
         P/DCE          Currency Prices                           "
                          British Pound
                          Canadian Dollar
                          Japanese Yen
                          German Mark

                          ECU
                          French Franc
                          Hong Kong dollar
                          Italian Lire
                          Dutch Guilder
                          Mexican Peso
                          Swiss Franc
                          Spanish Peseta
         P/DGM          Precious Metals                           3x
         P/DCM          Commodity Prices                          "
                          CRB Index
                          Crude Oil
                          Cattle
                          Hogs
                          Wheat
                          Soybeans
                          Cotton
                          Orange Juice
                          Coffee
                          Sugar
         P/DWM          ADR Report Closing Comment                Daily
         P/DRT          ADR Trading (list)                        "
         P/DON          Money Rates                               3x
                          Prime Rate
                          Fed Funds Rate
                          Discount Rate
                          Labor Rate
                          3-Month T-Bill
                          6-Month T-Bill
                          1-Year Bill
                          2-Year Bill
                          5-Year Bill
                          10-Year Bill
                          30-Year Bill

                                    Most Actives

         P/DNY          NYSE                                      Hourly
         P/DNA          NASDAQ                                    "
         P/DEX          AMEX                                      "

                                   Market Analysis

         P/DHS          Hot Stocks                       Throughout the Day
         P/DAC          Analysts' Comments                        "
         P/DAR          Analysts' Ratings                         "
         P/DSN          Wall Street News and Views                "

                                International Stocks

         P/DSU          International Market Summary              6x
         P/DWI          World Stock Index                         Daily
         P/DTO          Toronto                                   "
         P/DMC          Mexico City                               "
         P/DLO          London                                    "
         P/DFR          Frankfurt                                 "
         P/DHK          Hong Kong                                 "
         P/DTK          Tokyo                                     "
         P/DSI          International Stock Indexes               3x
                          Toronto
                          Mexico City
                          London
                          Frankfurt
                          Paris
                          Hong Kong
                          Tokyo
                          Singapore
                          Sydney
         P/DAD          ADR Report Closing Comment                Daily
         P/DDR          ADR Trading (list)                        "

         WSJ CODE                 WSJ CATEGORY/CODE

                            Technology-Specific Codes for
                          The Domestic Wall Street Journal


         J/PTK          Personal Technology Column
         J/TCH          Technology Page
         N/ITP          Information Technology and Policy
         N/SCN          Science and Technology
         N/IAS          Interactive and Online Services
         N/NET          Internet
                        The following 11 industries are part of the
                        technology market sector:
         I/MDV          Advanced Technology Medical Devices
         I/BTC          Biotechnology
         I/CMT          Communications Technology
         I/ITC          Industrial Technology
         I/MTC          Medical and Biological Technology
         I/ARO          Aerospace and Defense
         I/CPR          Computers
         I/DTC          Diversified Technology
         I/OFF          Office Equipment
         I/SEM          Semiconductors
         I/SOF          Software

                                     EXHIBIT B-2
                          DOW JONES NON-PROPRIETARY CONTENT


         1.   PR Newswire

         2.   Business Wire

         3.   Canada NewsWire

                                      EXHIBIT C
                           GIGAWeb Subscription Agreement

                                                 Contract No:
                                                             ------------
                                                 Customer No:
                                                             ------------
                                                       Dated:
                                                             ------------


                            MASTERS TERMS AND CONDITIONS
                            ----------------------------

              This agreement (the "Agreement") is entered into by and between Giga Information Group, Inc., a Delaware corporation ("Giga"), and _______________ ("Customer"). From time to time the Customer may purchase or subscribe for services or materials from Giga and its subsidiaries. The services so purchased (the "Services") may be provided by Giga or by one or more third parties, and may include access to databases and on-line networks, research, administrative and inquiry support, advisory services, conferences, referral services and knowledge networking services. The materials so purchased (the "Materials") may include articles, reports, responses to inquiries (including oral, written and electronic responses), data, user documentation and other work-product. Any such purchase or subscription will be evidenced by a written instrument signed by both Customer and Giga (an "Order Form") identifying the Materials or Services to be delivered, the pricing terms and any other term specific to the transaction. In connection with any Services or Materials, Giga may license software to the Customer (the "Software"), which may include software developed or owned by Giga, or software licensed from third parties. The Materials and Services may be delivered (i) through the Internet or other on-line vehicles, including information or communications networks or services operated or maintained by Giga ("Giga Networks"), (ii) orally (over telephone or videophone, at conferences, in person or otherwise), (iii) in written form and/or (iv) through other delivery vehicles. Any such purchase, subscription or license by Customer, and the Customer's use of the Services, Materials and Software, shall be subject to the terms and conditions of this Agreement and any applicable Order Form and to such disclaimers and restrictions on use that may be published by Giga and/or its licensors from time to time.

              1.   Designation of Users; Additional Users.  Within fifteen
                   --------------------------------------
         (15) days of delivery of an Order Form to Giga, the Customer shall advise Giga in writing or electronically of the names and business addresses of its employees whom it desires to have access to the Services or Materials purchased (the "Users"). All Users must (i) be employees of the Customer, (ii) be employed by the same division and legal entity and (iii) have their primary business location in the same Site. As used herein, the term "Site" means any one building, or group of geographically adjacent buildings, in which Customer conducts operations. Customer agrees to provide a copy of this Agreement to its Users upon their request, and to require and be responsible for their compliance with the terms hereof. Customer may designate additional Users at any time upon payment of the then applicable fee. The Customer shall be entitled to substitute new Users for Users previously identified in the event of a material change in the prior User's employment status or responsibilities, or otherwise with the prior consent of Giga (confirmed by Giga in writing or electronically).

              2.   Licenses.  If Customer receives Software from or through
                   --------
         Giga (including by downloading), Customer's Users shall have, subject to the terms and conditions of this Agreement and payment of the applicable fees therefor, a revocable, non-transferable, non-sublicensable, non-exclusive license for the Term (as defined in Section 13) to use the Software for the sole purpose of obtaining and accessing information, and communicating with Giga and third parties, through the Services in accordance with this Agreement. If any such Software is licensed to Giga by a third party, in addition to the foregoing license, the Customer agrees to be bound by and to comply with the terms of the license to Giga.

              3.   Use Restrictions.
                   ----------------
                   (a)  General Use Restrictions.  The Services, Materials
                        ------------------------
         and Software are for Customer's internal use only and may not be disclosed, disseminated or distributed to any other party. Customer agrees not to (i) reverse engineer, decompile, disassemble, translate, convert or attempt to derive the source code of the Software; (ii) circumvent any encryption or gain access to Materials for which it has not been expressly granted the appropriate rights to access by Giga and any other party specified with respect thereto; (iii) use Giga's name or trademarks (or those of its subsidiaries, licensors or third party information providers) or any excerpts from the Services or Materials in the promotion of its business, products or service without prior written consents; (iv) alter, modify or adapt the Materials or Software, including translating, decompiling or creating derivative works; (v) use any Services, or any network, system or World Wide Web site provided or maintained by Giga in a manner that jeopardizes or threatens to jeopardize the integrity thereof or interferes or threatens to interfere with its or other persons' privacy or proprietary rights or others' use of Giga's services or any Giga Network; (vi) use the Services or Materials as a component or basis for a database or information product or service offered for commercial sale or distribution outside of Customer's organization; (vii) use the Services or Materials for the purpose of, or as a basis for, making investment decisions or recommendations with respect to securities of any company; or
         (viii) use the Services, Materials or Software in any manner which violates this Agreement or any applicable laws (including, but not limited to, any laws relating to copyrights, trademarks, trade secrets or libel). In addition, the use of any Software shall be governed by any software license agreement accompanying such Software.

                   (b)  Rules of Use.  Access to and use of the Services,
                        ------------
         Materials, Giga Networks and Software are subject to any rules or use or restrictions that may be made available electronically or delivered in writing to Customer or the Users (the "Rules of Use"). Such Rules of Use may be amended from time to time by Giga without prior notice, and are incorporated herein by reference. Customer and each User shall agree to be bound by and to observe the Rules of Use. Customer shall be responsible for Users' compliance with the Rules of Use.

                   (c)  Reproduction; Access to Copies.  Except as
                        ------------------------------
         permitted in the following sentence, Customer may not, without the prior written or electronic consent of Giga, copy, download, post, reproduce, modify, retransmit, rent, license, lease or distribute, or create derivative works of, any of the Services, Materials or Software in any form or by any means, in whole or in part, including but not limited to information storage and retrieval systems, recordings and retransmittals, use in any bulletin board, home page or similar arrangement or public display or any computer or communications network to which persons other than Users have access. The Customer shall, however, be permitted, in the ordinary course of its business, to make on or more written copies of any Materials for personal use only by its employees if (i) the Materials so copied represent an insubstantial portion of the Materials provided to Customer taken as a whole, (ii) such copying is not systematic and regular, (iii) such copying does not provide any person who is not a User with a substantial substitute for the rights of a User or for the purchase of or subscription to a service or product offered by Giga or one of its information providers, (iv) such copied Materials retain any and all copyright notices, trademark legends and other proprietary rights notices,
         (v) any such copies are kept and used only at the same Site, (vi) such Materials do not include a notice prohibiting copying, and

         (vii) any person to whom any such copies are provided complies with, and uses them only in accordance with, the terms of this Agreement and the Rules of Use as if such person were a User.
         Such copies may not be further reproduced or distributed to any party in any manner or form. Reprints of Materials may be ordered from Giga at Giga's then-current rates.

                   (d)  Customer Information and Materials.  Customer
                        ----------------------------------
         represents and agrees that any information, content or other materials provided or transmitted by Customer to Giga or any of its customers, licensees, licensors or third party information providers or entered or uploaded by Customer onto any Giga Network or other database, World Wide Web site, or other computer system or network established or used in connection with the Services and Materials will not (i) violate any local, state, federal or other law or regulation, (ii) contain any libelous, defamatory, disparaging, pornographic or obscene materials, (iii) contain, or introduce to any system or database of Giga or any of its customers, licensors or third party information providers, any virus or similar destructive programs, codes, routines or algorithms or other materials that will interfere with use of such databases, systems or networks or will cause any system, network or database to become erased, contaminated, inoperable or otherwise incapable or being used in the manner in which they were used prior to introduction of such materials (collectively "Viruses"), (iv) be inaccurate or misleading, (v) infringe any copyright, trademark or other proprietary right of any person or
         (vi) give rise to any civil liability. Subject to Section 15 hereof, Customer hereby grants Giga a worldwide, non-exclusive, perpetual, fully-paid, royalty-free right and license to use, reproduce, disclose, modify, distribute, translate, and publicly perform and display and otherwise fully exploit such materials, content and information, and to incorporate them in other works, in any form, media or technology.

              4.   Access to Services and Materials; Support.
                   -----------------------------------------
                   (a)  Hardware and Software.  Customer shall be
                        ---------------------
         responsible for providing all computer, telephone and other access or communications equipment, hardware and software (including any World Wide Web browser software or workgroup software) necessary to access the Services and any Giga Network, and any installation, maintenance, and performance thereof. Customer agrees that it will only use computer systems employing reasonable means to check for and prevent (i) the spread of Viruses and (ii) use or access by unauthorized persons.

                   (b)  User Codes and Passwords.  Giga will assign
                        ------------------------
         Customer and the Users with such password(s), user code(s), number(s) or other special identifying or system features (collectively "User Codes") as it may deem appropriate to ensure access to the Services and any Giga Network and to limit access to the Services and any Giga Network to the Users. Customer shall take appropriate steps to protect the confidentiality of such User Codes and to ensure that only Users access the Services and the Materials and any Giga Network except as expressly permitted by
         Section 3(c). Customer shall not provide access, without Giga's prior express approval or as expressly permitted by Section 3(c), to any Giga Network or to any Materials or Services that are delivered in electronic form to any person to whom Giga has not assigned a User Code authorizing such access. Customer shall be responsible for charges or damages incurred due to unauthorized access or use of any Services, Materials or Giga Network by any person unless (i) Giga is notified in writing that a User Code provided to Customer by Giga has been lost or obtained by an unauthorized party and (ii) such charges or damages are due to Giga's failure to cancel the User Code.

                   (c)  Support.  Giga will provide telephone and on-line
                        -------
         support during its normal business hours to respond to Customer's reasonable inquiries concerning the use of any Services and Materials purchased by Customer and any Giga Network which the Users may be authorized to access.

              5.   Changes, Enhancements and Improvements.  Giga shall have
                   --------------------------------------
         the right to make changes in the Services, the Materials, any Giga Network, and the Software, including, without limitation, scheduled hours of operation, access periods and levels, User identification procedures and types of equipment and protocols required or used in providing or accessing the Services, provided, that if Giga shall materially change the level or nature of Services to be provided to Customer (other than for breach of any of Customer's obligations hereunder), (i) Giga shall notify Customer thereof in writing or through electronic or on-line media, and (ii) such change must be generally applicable to all of Giga's customers purchasing similar Services on similar terms.

              6.   Payment.  The purchase price or fee set forth in any
                   -------
         Order Form for any Services or Materials purchased by Customer shall be due and payable within thirty (30) days of invoice by Giga. Customer shall be solely responsible for any additional fees or charges incurred by Customer and/or Customer's Users in connection with use of Services, Materials and Software not included in such fees paid by Customer, including any fees based on levels of usage of the applicable Service, and any telephone or other charges associated with connecting to a Giga Network. All invoiced amounts are payable in U.S. dollars upon receipt. Any unpaid amounts shall bear interest at the lesser of 1.5% per month or the maximum rate allowed by law. Customer understands that Giga is not obligated to provide any refunds for unused Services.

              7.   Audit and Inspection.  Customer shall provide Giga with
                   --------------------
         such information and access to Customer's facilities and records as reasonably requested by Giga in order to verify or audit compliance with the terms of this Agreement.

              8.   Proprietary Rights.
                   ------------------

                   (a) Customer agrees that all Services, Materials and Software are the sole and exclusive property of Giga and/or its licensors and independent third party information providers and agrees not to infringe or violate its or their copyrights and other proprietary rights therein. Ownership of all copyrights and other proprietary rights in the Materials and Software are retained by Giga and its licensors and information providers. Except as expressly provided herein, Giga does not convey and Customer does not obtain any right in the Services, Materials, Software or any data or materials utilized or provided by Giga in the performance of this Agreement. All rights not granted hereunder are expressly reserved to Giga. Without limiting the foregoing, Giga and it licensors and third party information providers retain all rights in all of their respective trademarks, trade names and service marks (collectively, "Trademarks"). Customer shall have no right to use any Trademarks.

                   (b) Customer shall take all necessary action, whether by instruction, agreement or otherwise, to restrict, control, and limit the use of and access to the Services, Materials and Software to those uses expressly permitted hereunder and shall protect and secure the Services, Materials and Software, and all portions thereof, to prevent unauthorized copying, transfer or use.

                   (c) Customer acknowledges that unauthorized copying, transfer or use may cause Giga and/or its licensors and third party information providers irreparable injury that cannot be adequately compensated for by means of monetary damages. It is therefore agreed that any breach hereof by Customer may be enforced by any of such persons, and may be enforced by equitable relief in addition to any other rights and remedies that may be available.

              9.   Warranty Disclaimer.  ALL SERVICES, MATERIALS AND
                   -------------------
         SOFTWARE, AND ACCESS TO ANY GIGA NETWORKS, ARE PROVIDED ON AN "AS IS," "AS AVAILABLE" BASIS. GIGA AND ITS LICENSORS AND THIRD PARTY INFORMATION PROVIDERS EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND WARRANTIES AS TO NONINFRINGEMENT, ACCURACY, COMPLETENESS OR ADEQUACY OF INFORMATION. NO COMMUNICATION OF GIGA OR ANY OF ITS EMPLOYEES, LICENSORS OR THIRD PARTY INFORMATION PROVIDERS SHALL CREATE ANY WARRANTY.

              THE SERVICES AND MATERIALS ARE INTENDED SOLELY AS A RESEARCH AND INFORMATION TOOL AND MAY REFLECT ONE OR A LIMITED NUMBER OF PERSPECTIVES THAT MAY NOT REPRESENT PREVAILING OPINIONS, AND ARE NOT MEANT AS SPECIFIC GUIDES TO ACTION. THE SERVICES AND MATERIALS SHOULD NOT BE RELIED ON AS A SOLE BASIS FOR DECISION-MAKING. ALL MATERIALS SPEAK AS OF THE DATE OF PUBLICATION AND GIGA DOES NOT UNDERTAKE TO ADVISE CUSTOMER OF ANY CHANGE IN THE INFORMATION OR VIEWS CONTAINED THEREIN.

              CUSTOMER UNDERSTANDS THAT MATERIALS AND SERVICES MAY BE PROVIDED BY, OR MAY INCLUDE OR INCORPORATE INFORMATION OR MATERIALS PROVIDED BY, THIRD PARTIES. ALTHOUGH GIGA MAY AUTHORIZE OR RECRUIT THIRD PARTIES TO PROVIDE INFORMATION, MATERIALS OR SERVICES, MAY REFER CUSTOMER OR USERS TO THIRD PARTIES AND MAY PROVIDE THIRD PARTIES MATERIALS OR SERVICES TO CUSTOMER OR USERS, GIGA DOES NOT CONTROL THE CONTENT OR QUALITY OF INFORMATION, MATERIALS AND SERVICES PRODUCED OR PROVIDED BY SUCH THIRD PARTIES. GIGA MAKES NO REPRESENTATION OR WARRANTY AS TO THE ACCURACY, COMPLETENESS OR TIMELINESS OF MATERIALS OR INFORMATION PROVIDED BY THIRD PARTIES, OR WHETHER THEY MAINTAIN THE LEVEL OF SKILL REPRESENTED BY THEM. GIGA MAKES NO REPRESENTATIONS OR WARRANTIES AS TO, AND EXPRESSLY DISCLAIMS RESPONSIBILITY FOR, THE INFORMATION, VIEWS OR OTHER ACTIVITIES OF ANY PERSON OR ENTITY (OTHER THAN ITS EMPLOYEES WHILE ACTIVE IN THEIR OFFICIAL CAPACITIES), OR THE CONTENTS OF ANY MATERIALS OR INFORMATION PROVIDED OR INPUT BY ANY OTHER PERSON.

              GIGA AND ITS LICENSORS AND THIRD PARTY INFORMATION PROVIDERS DO NOT WARRANT THAT ANY MATERIALS, SERVICES, SOFTWARE OR GIGA NETWORKS WILL MEET CUSTOMER'S NEEDS OR BE FREE FROM ERRORS, OMISSIONS, DEFECTS OR VIRUSES, OR THAT THE OPERATION THEREOF WILL BE UNINTERRUPTED.

              10.  Limitation of Liability.  GIGA'S AND ITS EMPLOYEES',
                   -----------------------
         LICENSORS' AND THIRD PARTY INFORMATION PROVIDERS' TOTAL LIABILITY ARISING OUT OF THIS AGREEMENT AND THE SERVICES AND MATERIALS UNDER ALL THEORIES OF LIABILITY SHALL BE LIMITED, WITH RESPECT TO ANY PARTICULAR SERVICES OR MATERIALS, TO THE FEE PAID BY CUSTOMER TO GIGA FOR SUCH SERVICES AND/OR MATERIALS IN THE MOST RECENT ONE-YEAR PERIOD PRIOR TO THE DATE ON WHICH THE CLAIM FOR DAMAGES IS FIRST ASSERTED TO GIGA IN WRITING. NEITHER GIGA, ITS LICENSORS NOR THIRD PARTIES PROVIDING INFORMATION, ANALYSIS OR OTHER INPUT TO THE SERVICES OR MATERIALS SHALL BE LIABLE FOR CONSEQUENTIAL, INDIRECT, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES. IN ADDITION, GIGA SHALL NOT BE LIABLE FOR ANY DAMAGES OCCURRING BY REASON OF ANY CIRCUMSTANCES BEYOND ITS REASONABLE CONTROL.

              OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT, CUSTOMER BY SIGNING THIS AGREEMENT WAIVES ANY AND ALL CLAIMS RELATING TO THE USAGE OF THE SERVICES, MATERIALS OR GIGA NETWORKS, WHETHER SUCH CLAIMS ARE AGAINST GIGA OR ANY OF ITS LICENSORS OR THIRD PARTY INFORMATION PROVIDERS.

              11.  Indemnity.  Customer agrees to indemnify and hold Giga
                   ---------
         and its licensors harmless from any claim or loss and all liabilities, costs and expenses (including attorney's fees) arising as a result of Customer's and Users' use of the Services, Materials or Software or the materials, information or programs Customer or Users upload, enter, distribute, transmit or post in connection with the use of the Services.

              12.  Responsibility for Submissions by Customer and Third
                   ----------------------------------------------------
         Parties; Right of Removal.  Customer acknowledges that Giga
         -------------------------
         assumes no responsibility for the contents of materials posted, entered, uploaded or otherwise distributed by Customer or any other persons. Any opinions, advice, statements, Services, offers, or other information or Materials expressed or made available by third parties, including third party information providers, licensors, or any Giga customer or user of Services, are those of such third party and not of Giga. Giga neither endorses nor is responsible for the accuracy or reliability of any opinion, advice or statement made by anyone other than authorized Giga employee spokespersons while acting in their official capacities. It is the responsibility of customer to evaluate the accuracy, completeness or usefulness of any information, opinion, advice or other Materials or Services available through or from Giga.

                   Customer agrees that Giga has the right, in its sole discretion, but not the obligation, to (i) remove, or direct Customer to remove, any materials posted, entered, uploaded or otherwise distributed by Customer, (ii) limit, restrict or block the access to the Services, Materials, Networks and Software of Customer or any of its users not complying with the Rules of Use and (iii) review, edit or refuse to post any material or information submitted for display or posted on the Giga Network. Giga reserves the right to remove any content that it deems in its sole discretion to be unacceptable, undesirable or in violation of the Rules of Use or Section 3(d) above.

              13.  Term and Cancellation.  The term of any Services
                   ---------------------
         purchased under this Agreement (the "Term") shall initially be as set forth in the applicable Order Form for such Services. Unless the applicable Order Form under which any Services were initially purchased shall expressly state that such Services are not subject to automatic renewal, the Term shall automatically renew, unless notice of cancellation is received at least sixty (60) days prior to expiration, for subsequent twelve (12) month periods, for the same level of access to Services and Materials as was provided during the previous term, unless different Services are set forth in an updated Order Form or written notice from Customer (as provided in Section 16(h)) received by Giga at least sixty (60) days prior to termination. The fee for such Services and Materials upon any such renewal shall be Giga's then current standard rates for comparable services for a comparable duration. Such renewal will not be deemed to extend the availability of any credits for Services which by their terms have a limited duration.

              14.  Termination.
                   -----------

                   (a)  Termination by Customer.  This Agreement may be
                        -----------------------
         terminated by Customer prior to its scheduled expiration as to any one or more Services or as to the entire Agreement at any time.
         If Customer elects to terminate this Agreement or any Service following a breach of any term of this Agreement by Giga, and Giga has failed to remedy such breach within thirty (30) days following notice thereof by Customer, Customer shall be entitled to a prorated refund of those fees previously paid to Giga with respect thereto based on the remaining period of the Term for which payment had previously been made to Giga (such refund to be reduced to the extent Customer has accrued or outstanding obligations to pay Giga arising under this Agreement or otherwise). If Customer terminates as to any Services or as to the entire Agreement for any reason other than pursuant to the immediately preceding sentence, Customer shall not be entitled to any refund of or credit for fees previously paid and shall be responsible for all fees accrued prior to the time Giga receives written notice of Customer's intent to terminate.

                   (b)  Termination by Giga.  This Agreement may be
                        -------------------
         terminated by Giga (a) if Customer has breached any term of this Agreement, the Rules of Use or any Order form and has failed to remedy such breach within thirty (30) days following notice thereof; (b) immediately if Customer shall have breached Section 3 hereof; or (c) if the Customer shall have failed to pay any amount due hereunder within ten (10) days following written demand.

                   (c)  Effect of Termination.  Upon the cancellation,
                        ---------------------
         termination or expiration of this Agreement or any Service by either party for any reason whatsoever, Customer shall return to Giga all written Materials and copies thereof, and shall destroy all electronic copies of Materials and Software, received in connection therewith. Upon the request of Giga, Customer shall certify in writing that Customer has complied with all of the provisions hereof and has not retained any such Materials or Software. In the event of termination of this Agreement in its entirety, Giga shall no longer be obligated to deliver any materials, or provide any Services purchased by Customer, whether pursuant to an Order Form or otherwise. In the event of termination of one or more, but not all, of the Services purchased by Customer, Giga shall continue to deliver and perform all non-terminated Services unless a terminated Service was a condition to Giga's performance of such other Service.

                   (d)  Survival.  In addition to any payment obligations
                        --------
         which have accrued hereunder, Sections 3 and 7 through 16 shall survive the termination or expiration of this Agreement pursuant to Section 13 or this Section 14.

              15.  Confidential Information.  Giga and Customer each agrees
                   ------------------------
         to use reasonable efforts to protect the confidentiality of any information communicated by one to the other that the communicating party desires be kept confidential ("Confidential Information"), provided that such material is clearly marked confidential (or proceded by a statement that such information is confidential, if provided in oral form, which statement must be confirmed in writing by written notice as provided in Section 16(h)). The receiving party shall not be obligated to maintain the confidentiality of any information not so marked or identified. "Confidential Information" shall not include information (a) already lawfully known to or independently developed by the receiving party without access to or use of the other party's Confidential Information, (b) disclosed in published materials, (c) generally known to the public, (d) lawfully obtained from any third party, or (e) required to be disclosed by law. Notwithstanding the foregoing, no party shall have any responsibility for the confidentiality of any information posted by the other party or its employees in a forum that is accessible by persons other than the Users and Giga's employees, licensors and third party information providers. The parties obligations under this Section 15 are in addition to any other obligations under this Agreement and any Rules of Use.

              16.  Miscellaneous.
                   -------------

                   (a)  Taxes.  The amounts payable under this Agreement
                        -----
         are in addition to all local, state or federal sales, use, excise or personal property or other similar taxes or duties, and any such taxes shall be assumed and paid by the Customer except those taxes based on the net income of Giga.

                   (b)  Export Restrictions.  Customer acknowledges that
                        -------------------
         the Services and Materials constitute technical data, the re-export of which is subject to restrictions under the Export Administration Regulations of the U.S. Department of Commerce, the Customer agrees not to export or re-export outside the U.S. (by electronic transmission or otherwise) the Services or Materials except in compliance with these regulations.

                   (c)  Securities Industry.  Customer represents that its
                        -------------------
         principal business activities, and the principal business activities of any affiliate or User covered hereunder, are outside the "investor market." As used herein, the term "investor market" shall mean an individual/entity whose principal use of the Services and/or Materials is for the purpose of making investment decisions in the securities of companies covered directly or indirectly by such material.

                   (d)  Relationship of the Parties.  For all purposes of
                        ---------------------------
         this Agreement each party shall be and act as an independent contractor and not as partner, joint venturer or agent of the other and shall not bind or attempt to bind the other to any contract.

                   (e)  Assignability.  This Agreement may not be assigned
                        -------------
         by Customer without the written consent of Giga, which consent in the case of merger, acquisition or other transfer of substantial ownership shall not be unreasonably withheld.

                   (f)  Arbitration.  Any dispute hereunder shall be
                        -----------
         decided by three arbitrators in Boston, Massachusetts or San Francisco, California under the rules of the American Arbitration Association. Their decision shall be final and binding, and their award may be entered in any court having jurisdiction. Giga shall have the right to obtain injunctive relief in any court of competent jurisdiction in the event of any breach of this Agreement. Any proceeding or claim by Customer or any User with respect to any Service, Materials, Software or Giga Network must be commenced within one (1) year after such cause of action arose, or such proceeding or claim shall be barred.

                   (g)  Applicable Law.  This Agreement shall be governed
                        --------------
         by and construed in accordance with the laws of the State of Massachusetts without reference to conflict of law principles.

                   (h)  Notice.  All notices and approvals under this
                        ------
         Agreement shall be in writing, or by e-mail or fax with confirmation of delivery, and shall be deemed given when personally delivered, or five
         (5) days after being sent by prepaid certified or registered U.S. mail or upon confirmation of receipt after being sent by commercial overnight courier service, e-mail or fax, to the address of the party to be noticed as set forth on the Order Form or such other address as such party last provided to the other by written notice. All such notices and approvals delivered to Giga shall be directed to the attention of the Chief Financial Officer.

                   (i)  Entire Agreement.  This Agreement, as amended or
                        ----------------
         supplemented by any Order Form and Rules of Use, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior discussions, documents and agreements, and shall not be effective until signed by both parties. No modifications may be made except in a writing signed by both parties; provided, however, that Customer and the Users
                          --------  -------
         shall be bound by any changes in the Rules of Use which are made available on-line or delivered in writing from time to time (which amended Rules of Use shall be deemed incorporated by reference herein). Any Order Form, confirmation, purchase order or other document submitted by Customer which purports to vary, or which conflicts with, this Agreement shall be of no effect unless such varying terms and conditions are expressly agreed to in writing by Giga. Notwithstanding the immediately preceding sentence, in the event of a conflict between the terms of an Order Form executed by Giga and the Customer and the terms of this Agreement, the terms of such Order Form shall govern with respect to the Services and Materials purchased thereunder, but shall not govern in any other respect.

                   (j)  Waiver.  The failure of either party to enforce its
                        ------
         rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.

                   (k)  Force Majeure.  Except for payment obligations
                        -------------
         hereunder, nonperformance by either party shall be excused to the extent that performance is rendered impossible by strike, acts of God, governmental acts or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the control of the nonperforming party.

                   (l)  Severability.  Any provision of this Agreement that
                        ------------
         is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any unenforceability in any jurisdiction shall not render unenforceable such provision in any other jurisdiction.

                   (m)  Publicity.  Customer grants Giga permission to use
                        ---------
         Customer's name in Giga subscriber or customer lists. Both parties agree that all other terms and conditions of this Agreement shall be treated as confidential information of the parties and shall not be disclosed without the written agreement of the other party.

                   (n)  Third Party Beneficiaries.  Giga's licensors and
                        -------------------------
         information providers are intended beneficiaries of this Agreement and shall be entitled to enforce the provisions of this Agreement directly and on their own behalf as if they were a party hereto.

                   (o)  Attorney's Fees.  In the event either party brings
                        ---------------
         any action or proceeding to enforce any right hereunder as a result of a breach hereof by the other party, the enforcing party shall be entitled (in addition to any relief awarded in such action) to reimbursement by the other party of the costs and expenses of its attorneys.

                   (p)  Counterparts.  This Agreement may be executed in
                        ------------
         counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

              IN WITNESS WHEREOF, Customer and Giga have executed and delivered this Agreement as of the date first written above.

                                       CUSTOMER



                                       By:
                                          -------------------------
                                          Name:
                                          Title:


                                       GIGA INFORMATION GROUP, INC.



                                       By:
                                          -------------------------
                                          Name:
                                          Title:

                                      EXHIBIT D

                               DJ TERMS AND CONDITIONS


         [none as of the Effective Date]

                                      EXHIBIT E

                                   ESCALATION LIST

                            Dow Jones Online News (DJON)
                                   Escalation List


         First Level Support
         -------------------
         Global Operations Help Desk
         (7 days X 24 hours) Coverage............                 609 520-4599
                                                                  609 520-4492

         Critical Problem Escalation
         ---------------------------
         Critical First Level
         --------------------
         Management Escalation (Mon-Fri 9am - 5pm)
         Dan Thomas..............................        Operations Supervisor
                                                                  609 520-7595

         Tim McGlone............................. Production Support Supervisor
                                                                  609 520-4705


         Bob Levine..............................           Operations Manager
                                                                  609 520-4598

         Craig Conlon............................      Network Support Manager
                                                                  609 520-4714

         Critical - Second Level
         -----------------------
         Management Escalation (Mon-Fri 9am - 5pm)
         John Delorenzo..........................    Operations Asst. Director
                                                                  609 520-4437

         Dan Yannarella..........................          Operations Director
                                                                  609 520-4491